UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report August 19, 2005

(Date of earliest event reported) (August 16, 2005)

PETRO STOPPING CENTERS, L.P.

Exact Name of Registrant as Specified in its Charter

Delaware	1-13018	74-2628339
State or Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

6080 Surety Dr. El Paso, Texas	79905
Address of Principal Executive Offices	Zip Code

(915) 779-4711

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2005, Petro Stopping Centers, L.P. (the “Company”) executed a Renewal and First Amendment to Lease Agreement (“Amendment”), by and between San Luis Partnership (“Landlord”), of the premises commonly known as the San Luis Travel Plaza located in Merced County, California. The Amendment provides for the renewal for an additional term of seven years of the initial lease agreement, which expires on October 25, 2005. In addition, the Amendment grants the Company, in addition to the first renewal term, the option to renew this lease for three additional terms of five years each. The Amendment sets the rent terms for the renewal terms. Except as amended by the Amendment, the initial lease agreement remains in full force and effect. A copy of the Amendment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

99.1	Renewal and First Amendment to Lease Agreement by and between San Luis Partnership and Petro Stopping Centers, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PETRO STOPPING CENTERS, L.P.
(Registrant)

Date: August 19, 2005	By:	/s/ Edward Escudero
Edward Escudero
Chief Financial Officer and Secretary
(On behalf of the Registrant and as Registrant’s
Principal Financial Officer and Chief Accounting Officer)

2

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1*	Renewal and First Amendment to Lease Agreement by and between San Luis Partnership and Petro Stopping Centers, L.P.

*	Filed herewith

3